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                                                                   EXHIBIT 10.71

                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT (this "Agreement") is made and entered into as of June 15, 1999 (the "Effective Date") by and among Catalytica Advanced
Technologies,  Inc.,  a  Delaware  corporation,  of  Mountain  View,  California
("CAT"), CombiChem, Inc., a Delaware corporation, of San Diego, California ("CombiChem"), and Aperion, L.L.C., a Delaware limited liability company, of Mountain View, California ("LLC").

         WHEREAS, CAT and CombiChem have organized LLC pursuant to the Limited Liability Company Operating Agreement of LLC dated the date hereof (the "Operating Agreement") for the purposes described in the Operating Agreement,

         WHEREAS, CAT and CombiChem currently own all membership interests in LLC; and

         WHEREAS, LLC desires that CAT and CombiChem provide certain services to LLC and CAT and CombiChem desire to provide such services to LLC, on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

          Section 1.       Definitions

                  A. "Claim" "CAT and CombiChem Indemnitees" and "LLC Indemnitees" shall have the respective meanings set forth in Section 8 hereof.

                  B. "Service Costs" shall mean all direct or indirect costs, fees and out-of-pocket or other expenses incurred, paid or accrued by CAT, or CombiChem, in respect of the services provided to LLC by or on behalf of CAT or CombiChem as the case may be, pursuant to Section 2 hereof, and determined in accordance with United States generally accepted accounting principles and Section 3 hereof.

                  C. "Service Period" shall mean the period from the Effective Date until December 31, 2000; thereafter, the Service Period shall be extended for additional terms of one (1) year unless either Member gives notice to the other Member of its desire to terminate this Agreement at least ninety (90) days prior to the termination of any such subsequent term.

                  D. "License Agreements" shall mean (1) the License Agreement between CAT and LLC dated the date hereof and (2) the License Agreement between CombiChem and LLC dated the date hereof.

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                  E.       "Party" shall mean either CAT, CombiChem or LLC,
                           depending on the context in which the term appears, and when used in the plural form shall mean CAT and CombiChem and LLC.

                  F. Any capitalized terms used in this Agreement without definition will have the meanings given to them in the Operating Agreement or the License Agreements, as the case may be.

         Section  2.       Services To Be Provided

                  A. Services. LLC hereby engages CAT and CombiChem to provide, or arrange to provide, to LLC during the Service Period certain general, administrative and technical services requested from time to time by LLC, including, without limitation, the services described generally below. CAT and CombiChem agree to use their commercially reasonable efforts to provide, upon the request of, and in the sole discretion of, LLC specific services within the following general categories, at reasonable times and in the manner requested by LLC.

                           [1] Research and development services and technical
                               service support, including without limitation:

                           - Technological assistance (access to specialized expertise and facilities in various technical disciplines, development programs and projects agreed upon by the Parties, including budgets therefor, environmental affairs, facilities planning and management);

                           - Computer assisted catalytic activity discovery and improvement

                           -   Catalyst synthesis and characterization

                           - Internal analytical services (to include but not to be limited to engineering technical support)

                           - Management information services (support of a corporate network, hardware acquisition, hardware and software policies, software support)

                           [2] Administrative services, including without
                               limitation:

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                           -   Risk management (centralized insurance
                               purchasing, claims handling, support for product, worker safety and environmental programs (although LLC has principal responsibility for compliance))

                           -   Tax planning and filing (general tax
                               consultation, state, local and federal returns and audits, acquisition tax analysis)

                           -   Accounting services (corporate records,
                               Securities and Exchange Commission ("SEC") filing, annual and quarterly financial reports, preparation of monthly financial statements, internal audit support services)

                           - Legal services (general counsel, litigation management, SEC filings, contract negotiation and preparation, legal/regulatory compliance, acquisition negotiation and preparation of documentation, patent and trademark protection)

                           - Human resources (administration of group and disability benefits, administration of stock, pension and retirement plans, advice on employee relations, executive recruiting, training, compensation, termination and other similar matters, access to pool of specialists and other key personnel)

                           - Corporate record keeping services (minutes of meetings of LLC's Board of Managers and Members, supervision of transfer agents and registrars, maintenance of stock records, insider trading records/compliance)

                          [3]  Financial services

                           - Banking services administration, including without limitation banking accounts administration, loan administration, covenant compliance administration, maintenance of cash collections and disbursement systems, arranging letters of credit, foreign exchange, and cash transfers;

                           - Financial management and information, including without limitation cash management, pension fund management, leasing, customer financing, information on financial markets and products,




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                               information on foreign currency, risk assessment
                               and hedge strategies;

                           - Arrangement of credit support, including without limitation insurance performance and bid bonds, letters of credit, and corporate guarantees where deemed appropriate by CAT or CombiChem;

                           - Investment banking services, including without limitation advice and support for equity and debt financing, analysis, negotiations, advice and support for mergers and acquisitions, investor relations and management of relationships with equity financial analysts;

                           - Banking and credit services, including without limitation cash management, access to external debt sources, compliance with external financial covenants and internal financial policies, long range financial planning;

                          [4]  Leasing and maintenance of facilities.

                          [5]  Marketing and sales services

                           - Identification of and sales visits to potential customers for the products of LLC.

                           - Preparation of marketing information and purchase orders, and communications with customers regarding the same.

                           - Technical support for customers who purchase services and/or products of LLC including installation and ongoing troubleshooting.

                   B. Standard of Care. In providing services hereunder, CAT and CombiChem shall use, and LLC hereby agrees to accept in all respects, the same standard of skill and care and the same deadline priorities that CAT or CombiChem, as the case may be, use in the course of undertaking similar services for themselves. Provided, for services which are experimental or developmental in nature, CAT and CombiChem shall carry out the services using professionally qualified personnel in accordance with generally accepted professional standards; however, LLC recognizes and




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                            accepts that, for such development work, there can
                            be no guarantee of success or that the services will be completed in a certain time.

                  C. No Limitation. Not withstanding anything to the contrary in this Agreement, nothing in this Agreement shall limit the rights of LLC at any time during the Service Period to

                            [1] obtain any of the services listed in Section
                                2(A) of this Agreement from any third party instead of CAT or CombiChem;

                            [2] develop the capacity to perform any of the
                                services listed in Section 2(A) of this
                                Agreement itself; including but not limited to by hiring its own employees, should LLC choose to do so; or

                            [3] reduce the quantity or frequency of any of the
                                services provided by CAT or CombiChem, whether or not LLC obtains replacement for the reduced services from a third party or itself.

                  LLC will have the right to terminate or reduce the provision of any category of the services at any time upon at least ninety (90) days advance notice in writing to the provider of such services. LLC's sole obligation and liability with respect to such terminated or reduced services will be to pay all amounts due for such services up to the effective date of termination or reduction.

                   D. Division of Services Between CAT and CombiChem. The division of services during the Service Period shall be determined by the Board of Managers of LLC.

                   E. Personnel. CAT and CombiChem agree that the commitment to provide services under this Agreement includes the commitment that a sufficient number of qualified employees will be released from their duties at CAT or CombiChem, as the case may be, and will be assigned to work on LLC's activities for whatever period of time is necessary to insure that the services requested by LLC will be performed in a timely and efficient manner. All employees of CAT and CombiChem assigned to work on LLC's activities will receive their salaries and fringe benefits from, and will be covered by the benefit plans of, their own employer and not LLC. Each of the assigned employees who are budgeted to spend more than 50% (computed as a percentage of their aggregate time performing services for their respective employer) of their time performing services for LLC shall commit to expend time and effort on behalf of LLC in




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                           preference to any other assigned activities by their
                           employer, and their performance appraisals shall be based predominantly on their achievements while performing services for LLC.

                    F. Independent Contractor. Each of CAT and CombiChem will be acting as an independent contractor in their activities under this Agreement, and not in any other capacity. Except to the extent provided in the Operating Agreement, neither CAT or CombiChem nor any person performing Services on behalf of CAT or CombiChem authorized to bind LLC to any obligations.

                    G. Protection of Information. CAT and CombiChem, as the case may be, will establish and maintain safeguards against the destruction, loss or alteration of LLC's data in the possession of CAT or CombiChem which are no less rigorous than those maintained by CAT or CombiChem, as the case may be, for safeguarding its own information of a similar nature. CAT and CombiChem, as the case may be, will establish and maintain safeguards against the disclosure to third parties of LLC's data which are no less rigorous than those maintained by CAT or CombiChem to insure the confidentiality of its own information of a similar nature.

                    H. Changes in Business Practices. This Agreement will not limit or restrict the right of either CAT or CombiChem, as the case may be, to change its business procedures, systems, processes or locations. CAT or CombiChem, as the case may be, will provide LLC with at least ninety (90) days advance written notice of any change in the ordinary course of its business that will affect the provision of Services to LLC. If any changes described in the preceding sentence are of such nature that LLC would reasonably be expected to require more than ninety (90) days to respond to the change, CAT or CombiChem, as the case may be, will provide LLC with a greater period of advance written notice that is reasonable under the circumstances.

                    I. Access to Records. Each of the Members shall have the right to request an audit of such records (to the extent relevant to the issue at hand), at its own expense and not more than once in or with respect of any calendar year, to determine the correctness of any amount of Capital Contribution to LLC made under this Agreement. If a Member desires to audit such records, it shall utilize an independent, certified public accountant of its choice to examine such records reasonably acceptable to such other Member. Such accountant shall be instructed to provide the Member desiring the audit a


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                           report on the findings of the agreed upon procedures
                           which verifies any previous report made or payment submitted by the audited Member during such period. The expense of such audit shall be borne by the auditing Member; provided, however, that if an error in favor of the auditing Member of more than five percent (5%) is discovered, then such expense shall be paid by the audited Member.

                           In the event such examination reveals that additional Capital Contributions were owed to LLC, the additional Capital Contribution (and, if applicable, reimbursement of the expenses incurred with respect to such audit to be paid to the other Member) shall be paid by the audited Member within thirty (30) days of the date the audited Member receives a written report prepared by the independent certified public accountants specifying the basis for its determination. In the event that such examination reveals that the audited Member overpaid the auditing Member an amount payable hereunder, then the auditing Member shall pay audited Member within thirty (30) days of written notification of such examination determination an amount equal to such overpayment. The Members hereby agree that all information subject to review under this section is confidential information and that the independent certified public accountant shall only disclose to the auditing Member the amount payable hereunder as determined from such examination and that the independent certified public accountant shall retain all such information in confidence. Upon the expiration of three (3) years following the end of any calendar year, the audit right hereunder shall expire with respect to such calendar year and the calculation of amounts payable with respect to such calendar year shall be binding and conclusive upon both Members and each Member shall be released from any liability or accountability with respect to payments for such year.

            Section 3. Service Costs as Capital Contributions under the Operating Agreement

                    A. Crediting of Service Costs. Services performed by either CAT or CombiChem, as the case may be, shall be treated as Capital Contributions of that Member under the Operating Agreement; the amount of such Capital Contribution credited to each such Member shall be one hundred percent (100%) of all Service Costs for CombiChem and/or CAT, as the case may be.

                    B. Calculation of Service Costs. The method for calculating the Service Costs of CombiChem and/or CAT shall be mutually agreed upon by the

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                           Members prior to approval of each Annual Budget by
                           the Board of Managers.

            Section 4.      Ownership Of Technology

                  Subject to the provisions of the Operating Agreement and License Agreements, all Technology conceived and developed by CAT and/or CombiChem in the course of rendering services to LLC hereunder that is not CombiChem Technology or CAT Technology shall be owned by LLC. LLC hereby grants to CAT and CombiChem a royalty-free, worldwide, non-exclusive license to use the LLC Technology solely outside the Field. This license right shall include a right on the part of CombiChem and/or CAT to grant sublicenses.

            Section 5.     Representations And Warranties

                    A. Representations and Warranties of CAT. CAT represents and warrants to LLC as follows:

                           [1] CAT is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware with all requisite corporate powers and authority necessary for executing, delivering and performing its obligations under this Agreement;

                           [2] the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of CAT;

                           [3] this Agreement has been duly executed and delivered by CAT and is a legal, valid and binding obligation of CAT and, enforceable against CAT in accordance with its terms
                                    except   (i)  as   limited   by   applicable
                                    bankruptcy,   insolvency,    reorganization,
                                    moratorium   and  other   laws  of   general
                                    application    affecting    enforcement   of
                                    creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

                           [4] the execution, delivery and performance of this Agreement does not and will not conflict with or contravene any provision of the charter documents or by laws of CAT or any material agreement, document, instrument, indenture or other obligation of CAT.


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                    B.     Representations and Warranties of CombiChem .
                           CombiChem represents and warrants to LLC as follows:

                           [1] CombiChem is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware with all requisite corporate powers and authority necessary for executing, delivering and performing its obligations under this Agreement;

                           [2] the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of CombiChem

                           [3] this Agreement has been duly executed and delivered by CombiChem and is a legal, valid and binding obligation of CombiChem, enforceable against CombiChem in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

                           [4] the execution, delivery and performance of this Agreement does not and will not conflict with or contravene any provision of the charter documents or by laws of CombiChem or any material agreement, document, instrument, indenture or other obligation of CombiChem.

                    C. Representations and Warranties of LLC. LLC represents and warrants to each of CAT and CombiChem as follows:

                           [1]      LLC  is a  limited  liability  company  duly
                                    organized,  validly  existing  and  in  good
                                    standing  under  the  laws of the  state  of
                                    Delaware with all requisite corporate powers
                                    and  authority   necessary  for   executing,
                                    delivering and performing its obligations under this Agreement;

                           [2] the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of LLC;

                           [3] this Agreement has been duly executed and delivered by LLC and is a legal, valid and binding obligation of LLC enforceable against



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                                    LLC in accordance with its terms except (i)
                                    as limited by applicable bankruptcy,
                                    insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

                           [4] the execution, delivery and performance of this Agreement does not and will not conflict with or contravene any provision of the Operating Agreement or any agreement, document, instrument, indenture or other obligation of LLC.

             Section 6.    Term and Termination

                  This Agreement shall terminate upon the earliest to occur of any of the following: (i) the end of the Service Period, or
                  (ii) the liquidation of LLC as provided in the Operating Agreement. In addition, this Agreement shall terminate as to either CAT or CombiChem, but shall continue in effect as to the other, upon the transfer to a third party of one hundred percent (100%) of the Member's Interest of CAT or CombiChem, as the case may be.

             Section 7.    Subcontractors

                  CAT or CombiChem may engage their respective Affiliates or any third party to perform all or any portion of CAT's or CombiChem's duties hereunder; provided, however, that their Affiliates or any such third party shall be bound by the terms of this Agreement and, provided further, that no such consent shall be required for the engagement by CAT or CombiChem of their Affiliates or any third party to perform such duties if CAT or CombiChem, customarily engages such Affiliate or third party to perform similar duties for CAT or CombiChem, as the case may be.

             Section 8.    Indemnification

                     A. LLC shall: (i) indemnify CAT, its successors and assigns, and its directors, officers, employees, agents and counsel thereof (the "CAT Indemnitee(s)"), and (ii) pay on demand and protect, defend, save and hold each CAT Indemnitee harmless from and against, on an after-tax basis, any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorney's fees) (any of the foregoing, a "Claim") incurred by or asserted against any CAT Indemnitee of whatever kind or nature,


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                           including, without limitation any claim or liability
                           based upon negligence, warranty, strict liability, violation of government regulation or infringement of patent or other proprietary rights, arising from or occurring as a result of services provided by CAT to LLC under this Agreement, including, without limitation, a breach thereof by LLC, or the performance by CAT of its respective obligations hereunder, except claims based upon the gross negligence or willful misconduct of CAT.

                     B. LLC shall: (i) indemnify CombiChem, its successors and assigns, and its directors, officers, employees, agents and counsel thereof (the "CombiChem Indemnitee(s)"), and (ii) pay on demand and protect, defend, save and hold each CombiChem Indemnitee harmless from and against, on an after-tax basis, all Claims incurred by or asserted against any CombiChem Indemnitee of whatever kind or nature, including, without limitation any claim or liability based upon negligence, warranty, strict liability, violation of government regulation or infringement of patent or other proprietary rights, arising from or occurring as a result of services provided by CombiChem to LLC under this Agreement, including, without limitation, a breach thereof by LLC, or the performance by CombiChem of its respective obligations hereunder, except claims based upon the gross negligence or willful misconduct of CombiChem.

                     C. CAT or CombiChem as the case may be, shall promptly notify LLC of any Claim, upon becoming aware thereof, and permit LLC at LLC's cost to defend such claim or suit and shall cooperate in the defense thereof. Neither CAT or CombiChem, as the case may be, nor LLC shall enter into, or permit, any settlement of any such suit without the express written consent of the other Party. CAT and CAT may, at their option and expense, have their own counsel participate in any proceeding which is under the direction of LLC and will cooperate with LLC and its insurer in the disposition of any such matter.

             Section 9.    General

                     A. Waiver. No failure on the part of CAT, CombiChem, or LLC to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including, without limitations the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or


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                           partial exercise of any such right, power, remedy or
                           privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

                     B. Force Majeure. Each Party shall be excused for any failure or delay in performing any of its obligations under this Agreement pursuant to Section 3 hereof, if such failure or delay is caused by any act of God or the public enemy, any accident, explosion, fire, storm, earthquake, flood, drought, peril of the sea, riot, embargo, war or foreign, federal, state or municipal order, seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor or any other circumstance or event beyond the reasonable control of the Party relying upon such circumstance or event.

                     C. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received
                           (a) upon personal delivery; (b) upon receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the recipients at their addresses as listed below (or at such other address for a recipient as a party shall specify by notice in accordance with this Section); or (c) upon confirmed delivery by express commercial courier service (receipt verified) to the recipients at their addresses as listed below (or at such other address for a recipient as a party shall specify by notice in accordance with this Section):

         If to LLC, addressed to:          Aperion LLC
                                           430 Ferguson Drive
                                           Mountain View, CA 94043
                                           Attention: Board of Managers

         With a copy to:                  Catalytica Advanced Technologies, Inc.
                                           430 Ferguson Drive
                                           Mountain View, CA 94043
                                           Attn:  President

          And to:                          CombiChem, Inc. 9050 Camino Santa
                                           Fe San Diego, CA 92121 Attn:
                                           President

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          And to:                          Brobeck Phleger & Harrison LLP
                                           550 West C Street, Suite 1300 San
                                           Diego, CA 92101-3532 Attn: Faye H.
                                           Russell, Esq.

          If to CombiChem, addressed to:   CombiChem, Inc.
                                           9050 Camino Santa Fe
                                           San Diego, CA 92121
                                           Attn: President

          With a copy to:                  Catalytica Advanced
                                           Technologies. 430 Ferguson Drive
                                           Mountain View, CA 94043
                                           Attn: President

          And to: Brobeck Phleger & Harrison LLP 550 West C Street, Suite 1300 San Diego, CA 92101-3532
                                           Attn: Faye H. Russell, Esq.

         If to CAT, addressed to:          Catalytica Advanced Technologies.
                                           430 Ferguson Drive
                                           Mountain View, CA 94043
                                           Attn:  President

         With a copy to:                   CombiChem, Inc.
                                           9050 Camino Santa Fe
                                           San Diego, CA 92121
                                           Attn:  President

         And to:                           Brobeck Phleger & Harrison LLP
                                           550 West C Street, Suite 1300
                                           San Diego, CA 92101-3532
                                           Attn: Faye H. Russell, Esq.

         Any copy of a notice shall be sent at the same time as the original notice.


                D. Further Assurances. Each of CAT and CombiChem agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other Party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectually the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

                 E. Successors and Assigns. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, CAT and CombiChem, and their respective successors and assigns; provided, however, that neither CAT nor CombiChem may assign or otherwise transfer any of its rights and interests, nor delegate any of its respective obligations, hereunder, including, without limitation, pursuant to a merger or consolidation, without the prior written consent of the other Party hereto; provided further, however, that (i) CAT or CombiChem may assign its rights and interests, and delegate its obligations, hereunder, effective upon written notice thereof, to any Affiliate, and (ii) both CAT and CombiChem may assign its rights and interests, and delegate its obligations, hereunder, effective upon written notice thereof, to any third party which acquires all or substantially all of the assets of CAT or CombiChem as the case may be, or which is the surviving third party in a merger or consolidation with CAT or CombiChem as the case may be, if such third party assumes all of the obligations of CAT or CombiChem, as the case may be hereunder. Subject to the foregoing, any reference to CAT or CombiChem hereunder shall be deemed to include the successors thereto and assigns thereof.

                 F. Amendments. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by CAT or CombiChem therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by CAT and CombiChem, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by CAT and CombiChem.

                 G. Governing Law. This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of

                       California applicable to contracts entered into in that state solely between citizens of that state and to be performed wholly within that state.

                 H. Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible and
                       (b) such validity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, CAT and CombiChem hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

                 I. Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

                 J. Entire Agreement. This Agreement, the Operating Agreement, the CAT License and the CombiChem License constitute, on and as of the Effective Date, the entire agreement of CAT and CombiChem with respect to the subject matter hereof and thereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between CAT, CombiChem and LLC with respect to such subject matter is hereby superseded in their entireties.

                 K. Dispute Resolution. Any claim, dispute, or controversy arising out of or relating to the interpretation, application, or enforcement of this Agreement, or any breach of this Agreement will be settled using the Dispute Resolution mechanism described in the Operating Agreement.

                 L. Headings. The headings of the several section are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement.

                 M. Effective Date. This Agreement will not be binding upon the Parties until the Initial Contribution Date.

IN WITNESS THEREOF, the Parties by their duly authorized representatives have caused this Agreement to be duly executed and delivered as of the Effective Date.



APERION LLC, a Delaware limited          COMBICHEM, INC., a Delaware
liability company                        corporation

By CATALYTICA ADVANCED
TECHNOLOGIES, INC., a  Delaware          By: /s/ Vicente Avido, Jr.
corporation,                             Name:  Vicente Avido, Jr.
Member                                   Title: President & CEO



By: /s/  Illegible
Name:    Illegible
Title:    CFO

And by COMBICHEM, INC., a                CATALYTICA ADVANCED
Delaware corporation,                    TECHNOLOGIES, INC.,
Member                                   a Delaware corporation


By:    /s/ Vicente Avido, Jr.            By:    /s/  Illegible
Name:   Vicente Avido, Jr.               Name:    Illegible
Title:  President & CEO                  Title:    CFO


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